Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Ispire Technology Inc. (Amendment No 1) of our report dated September 19, 2023 relating to the consolidated financial statements of Ispire Technology Inc. as of June 30, 2023 and 2022 and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York

October 10, 2023